EXHIBIT 4.1

MARKETINGMOBILETEXT, INC.

(a Nevada corporation)

SUBSCRIPTION DOCUMENTS

November 15, 2013

Please complete all subscription documents contained herein in accordance with the instructions and deliver them to:

Brookville Capital Partners LLC

384 RXR Plaza

Uniondale, New York 11556

Attn: Litsa Palladino

Please deliver the completed documents, and the full amount of your proposed investment, no later than February 15, 2014. The minimum offering is $2,500,000 and the maximum offering is $5,000,000. The offering period may be extended by the Company and the Placement Agent (as hereinafter defined) in their joint discretion, to a date not later than May 15, 2014.

MARKETINGMOBILETEXT, INC.

Instructions for the Completion of Subscription Documents

Before subscribing, please review carefully the Company’s Confidential Private Placement Memorandum dated November 15, 2013 together with all exhibits thereto, (collectively, the “Offering Materials”) , as well as this packet. PLEASE TYPE OR PRINT IN INK ALL INFORMATION.

To all Subscribers:

1.	In connection with your subscription for units of common stock (the “Units”) of MarketingMobileText, Inc., a Nevada corporation (the “Company"), please provide all of the requested information and sign each of the following documents, which are included in this packet:

(a)	Confidential Investor Questionnaire: One copy of the Confidential Investor Questionnaire is included as Exhibit A. Please complete and execute this document.

(b)	Subscription Agreement. One copy of the Subscription Agreement is included as Exhibit B and contains a signature page. Please complete and execute the signature page.

(c)	Form W-9 Request for Taxpayer Identification Number. Please complete and execute the form attached as Exhibit C.

Please return all of the completed and signed documents described above to:

Brookville Capital Partners LLC

384 RXR Plaza

Uniondale, New York 11556

Attn: Litsa Palladino

2.	You must tender funds with your subscription documents equal to the entire amount of your subscription. Please wire funds to Continental Stock Transfer & Trust Company (the “Escrow Agent”) at:

Bank Name: JP Morgan Chase Bank NA

Bank Address: 4 Metro Tech Center, 4th Floor, Brooklyn NY 11234

ABA# : 021000021

SWIFT : CHASUS33

Acct # : 530-157896

Acct Name : Continental Stock Transfer & Trust Co. A/A/F MMTX

3.	All subscribers must complete and sign the documents if the subscribers are joint tenants with rights of survivorship, tenants in common, or persons residing in a community property state.

4.	A copy of the Subscription Agreement countersigned by the Company will be sent to the subscribers whose subscriptions have been accepted, in whole or in part, as soon as practicable after the closing date.

5.	All of the foregoing must be signed and completed documents and funds by February 15, 2014 or such later date as may be determined by the Company and Brookville Capital Partners LLC (the “Placement Agent”) in their joint discretion.

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Exhibit A

MARKETINGMOBILETEXT, INC.

CONFIDENTIAL INVESTOR QUESTIONNAIRE

I.	For Subscribers who are individuals:

Name:	Age:

Residence address:

How long has this been your legal address?

Telephone number:	E-mail:

Name of current employer:

Address of current employer

Business Telephone Number:	Facsimile:	E-mail:

Describe nature of current employment and positions(s) held (e.g., officer, partner, owner) and for how long:

If you have been employed by your current employer for less than three years, please list your employment and position(s) for the past three years:

Other business affiliations (service on Boards of Directors, etc):

Educational background (schools and degrees):

Note: In answering questions 1 - 3 below, do not include information with respect to your spouse if you are not presently living with your spouse, regardless of whether there is a formal separation agreement, unless she or he is making the investment with you.

1.      Do you have a personal net worth or joint net worth with your spouse as of the date hereof of at least $1,000,000? _____ Yes _____ No

For these purposes, the term “net worth” means the excess of total assets over total liabilities; however, it excludes the fair market value of your primary residence unless the indebtedness exceeds the fair market value.

2.      During 2011 and 2012, did you either (a) have income of more than $200,000 or (b) with your spouse have joint income of more than $300,000? _____ Yes _____ No

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3.      During 2013, do you reasonably anticipate that (a) you will have income of more than $200,000 or (b) you and your spouse will have joint income of more than $300,000? _____ Yes _____ No

4.      Do you have adequate means of providing for your current needs and personal contingencies? _____ Yes _____ No

5. Are you an employee, officer, director, investor or stockholder of any FINRA broker-dealer firm? _____ Yes _____ No If yes, supply name and address:

6. Are you an executive officer of the Company?

_____ Yes _____ No

7. Your total proposed investment in the Units does not represent more than (check one):

☐ 10% of my net worth (our joint net worth)

☐ 15% of my net worth (our joint net worth)

☐ 20% of my net worth (our joint net worth)

☐ 25% of my net worth (our joint net worth)

II. For Subscribers who are not individuals:

Name of entity:

Is the entity a: Corporation	LLC	Proprietorship	Trust

Other	Describe nature of entity’s business or activity:

Business Address:

Name and title of person to be contacted concerning this investment:

Business Telephone Number:

Facsimile:	E-mail:

1 . Please indicate here and/or on the Appendix 1 the tests for an accredited investor that you meet: ________________

2. The person executing this Questionnaire represents that such individual is authorized to execute this Questionnaire and the Subscription Agreement on behalf of such entity, and that no additional permission or authorization is or will be required from any person in order to effect the purchase of securities of the Company.

3. For a prospective investor that is not an individual but qualifies as an accredited investor because it meets the tenth test on the attached Appendix 1 (i.e., an entity in which all of the equity owners are accredited investors), this Questionnaire must be completed and executed by each equity owner. Please make copies of this Questionnaire, have each equity owner fill it out and attach them to this Questionnaire.

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III. For all Subscribers:

1.      I have carefully reviewed the Offering Materials for this offering of MarketingMobileText, Inc.: _____ Yes _____ No

2.      Do you have the knowledge and experience in financial and business matters sufficient to bec apable of evaluating the merits and risks of various investments both public and private? _____ Yes _____ No

If so, please describe the basis of your knowledge and experience.

3. Are you aware that an investment in the securities of the Company is a high-risk investment and could result in a loss of your entire investment? _____ Yes _____ No

4. Please identify the source of funds used for this investment:

5. Are you relying upon this investment for the purpose of satisfying any liquidity needs? If so, please describe:

6. The undersigned represents the foregoing information to be true and correct and agrees that such information may be relied upon by the Company, its shareholders, officers, directors and counsel in connection with any investment by the undersigned in the Company's securities. The undersigned will notify the Company promptly if there is any change in the answers given in the subscription documents prior to the acceptance of the undersigned’s subscription.

Dated: _______________, 201_
Signature

(Please Print Name)

(Title, if you are signing on behalf of an entity)

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Appendix 1 to Confidential Investor Questionnaire

THE FOLLOWING ARE TESTS FOR AN ACCREDITED INVESTOR THAT IS NOT AN INDIVIDUAL. If Investor is an entity, please indicate by a check mark which tests are applicable.

1. _____ Any bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

2. _____ A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

3. _____ An insurance company as defined in Section 2(13) of the Securities Act.

4. _____ An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

5. _____ A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

6. _____ An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

7. _____ A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

8. _____ An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or Company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

9. _____ A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities and Exchange Commission under the Securities Act.

10. _____ An entity in which all of the equity owners are accredited investors* (i.e., all of the equity owners meet one of the tests for an accredited investor*).

11. _____ An Individual Retirement Account (IRA) for the benefit of an accredited investor*.

12. _____ None of the above.

______________________________________

* The tests for an accredited investor who is an individual are: (i) an investor with a net worth, or joint net worth with such investor's spouse, of at least $1,000,000; or (ii) an individual with income of more than $200,000 (or $300,000 together with his spouse) for the past two years, and who has a reasonable expectation of having income of at least $200,000 (or $300,000 together with his spouse) for the current year; or (iii) an officer of the Company. For these purposes, the term “net worth” means the excess of total assets over total liabilities; however, it excludes the fair market value of your primary residence unless the indebtedness exceeds the fair market value.

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Exhibit B

MarketingMobileText, Inc.

[INSERT ADDRESS]

Subscription Agreement

Ladies and Gentlemen:

The undersigned (“Subscriber”) hereby subscribes for units of common stock (the “Units”) of MarketingMobileText, Inc., a Nevada corporation (the “Company”), in the amount set forth on the signature page of this Subscription Agreement (this "Agreement"). The minimum subscription Subscriber may make is $15,000 unless Subscriber obtains permission from the Company to subscribe for a lesser amount.

All Units are being offered only to accredited investors, as that term is defined in Rule 501 of the Securities and Exchange Commission (the “Commission”) promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

In consideration of the mutual covenants and agreements set forth herein, the Company and Subscriber hereby agree as follows:

1. (a) Subscriber hereby irrevocably agrees to purchase the Units for the amount set forth by Subscriber on the signature page to this Subscription Agreement if and when such subscription is accepted by the Company in its sole discretion. Subscriber shall tender to the Company, at the time of his subscription, the entire amount of Subscriber’s subscription. Payment of such amount shall be made by wire transfer to the Escrow Agent in accordance with the instructions on the second page of this booklet at the time Subscriber tenders Subscriber’s subscription documents.

(b) Subscriber understands and agrees that, after the Company’s receipt of this Agreement, the Company will review Subscriber’s eligibility and will determine whether to accept or reject this subscription in whole or in part, in its sole and absolute discretion, for any reason whatsoever. The purchase and sale of Units pursuant to this Agreement will be effective only if, when and to the extent the Company, in its sole discretion, accepts Subscriber’s subscription by countersignature on the signature page hereof indicating the Units being sold and, if Subscriber’s payment for the Units is made. If the subscription has been rejected for any reason, payment relating to any Units will be promptly returned, without interest, deduction or offset.

2. The Company represents and warrants to Subscriber that if and when the Company accepts Subscriber’s subscription and the applicable funds clear, Subscriber will be a shareholder of the Units.

3. Subscriber hereby represents, warrants, covenants and agrees with the Company as follows:

(a)    Subscriber understands that the offer and sale of Units is being made only by means of this Agreement, the Offering Materials, including the Company’s Confidential Private Placement Memorandum dated November 15, 2013 (collectively, the “Disclosure Documents”), a copy of which has been delivered to and read and understood by Subscriber. Subscriber understands that the Company has not authorized the use of, and Subscriber confirms that Subscriber is not relying upon, any other information, written or oral, other than material contained in this Agreement and in the Disclosure Documents. In particular, Subscriber acknowledges that the Company has not made nor is making any representations or warranties, express or implied, concerning, among other things, the present or likely value of the Units, or the prospects of the Company. Subscriber is aware that the purchase of Units involves a high degree of risk and can result in a complete loss of Subscriber’s investment. In subscribing for Units, Subscriber acknowledges that, notwithstanding any financial projections or sources and uses of proceeds provided to the Subscriber for illustrative purposes, Subscriber is not relying upon the Company attaining any projected results of operations, cash flow or financial condition in making an investment in Units.

(b)   Subscriber (i) is an accredited investor within the meaning of Rule 501 of the Commission under the Securities Act, (ii) understands the meaning of the term “accredited investor” and that, in order to be treated as an accredited investor, Subscriber must meet one of the tests for an accredited investor set forth on Appendix A to this Agreement, and (iii) has read Appendix A and is an accredited investor based on satisfying the test for accredited investors as set forth on the signature page of this Agreement.

(c)    Subscriber is a sophisticated investor in securities of companies and acknowledges that Subscriber can bear the economic risk of Subscriber’s investment, and that Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Units. Subscriber acknowledges that the information set forth in the Offering Materials is not intended to be exhaustive and is provided only as a guide to assist Subscriber in making an independent investigation of the Company. Subscriber understands that the Offering Materials does not contain all of the information that would normally be contained in a prospectus used in a public offering, or in an offering memorandum used in a private offering made to non-accredited investors. Subscriber acknowledges having had the opportunity to ask questions of the Company concerning the Company’s business and activities and prospects, the Units and the terms and conditions of this offering, and obtained such additional information and reviewed such documents as Subscriber deemed necessary. The Company has fully answered all inquiries of Subscriber, if any, concerning such matters and has afforded Subscriber the opportunity to obtain any additional information (to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information given to Subscriber. Subscriber has discussed the Disclosure Documents and all related matters, to the extent Subscriber deems necessary, with Subscriber’s legal, tax, accounting, financial and other advisors, including, without limitation, to the extent relevant, the matters referred to in Sections 3(c) and 3(d) of this Agreement. Subscriber is aware of the tax consequences of owning Units, is aware of the ability of the Company to issue additional shares of common stock, and that Subscriber may suffer significant dilution in the event that the Company raises additional funds through the issuance of its securities. Subscriber has independently determined that the Units are a suitable investment of Subscriber.

(d)   Subscriber recognizes, understands and acknowledges that there are substantial restrictions on the transferability of Units, and that Subscriber may have to hold Units indefinitely and may not be able to liquidate Subscriber’s investment in Units when Subscriber wishes to do so, if at all, because among other things: (i) Units cannot be offered or sold unless an exemption from registration is available under the Securities Act or the Units are registered under the Securities Act, and (ii) the Company is under no obligation to register the Units or assist the Subscriber in complying with any exemption from registration. Accordingly, Subscriber will not transfer any Units except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to the Company as to the availability of any exemption.

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(e)    Subscriber’s overall commitment to investments is not disproportionate to Subscriber’s net worth; the purchase of Units will not cause Subscriber’s overall commitments to such investments to become disproportionate or excessive; and Subscriber has adequate means of providing for Subscriber’s current needs and personal contingencies and has no need for liquidity in this investment.

(f)    Subscriber is acquiring Units pursuant to this Agreement for investment and not with a view to the sale or distribution thereof, for Subscriber’s own account and not on behalf of others and has not granted any other person any interest or participation in or right or option to purchase all or any portion of the Units. No other person has, or will upon acquisition or immediately thereafter, have a direct or indirect beneficial interest in the Units. Subscriber is aware that the Units are restricted securities within the meaning of Rule 144 of the Commission under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration. Subscriber understands the meaning of these restrictions. Subscriber is not participating, directly or indirectly, in an underwriting or any such distribution or other transfer of the Units. Subscriber does not now have reason to anticipate any change in Subscriber’s circumstances or any other particular event which would cause Subscriber to have a need to sell the Units.

(g)   Subscriber is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(h)   Subscriber has relied on the advice of, or has consulted with, only Subscriber’s own legal, tax, financial, investment and other advisors to the extent that Subscriber deems advisable.

(i)     If Subscriber is a corporation, partnership, trust, limited liability company or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to enter into and perform this Agreement and to invest in the Units provided herein; (ii) an investment in the Company will not result in any violation of, or conflict with, any term or provision of the charter, bylaws or other organizational documents of Subscriber or any other instrument or agreement to which Subscriber is a party or is subject; (iii) an investment in the Company has been duly authorized by all necessary action on behalf of the undersigned; and (iv) this Subscription Agreement has been duly executed and delivered on behalf of Subscriber and constitutes a legal, valid and binding agreement of the undersigned.

(j)     If Subscriber is a corporation, partnership, trust, limited liability company or other entity, the person signing this Agreement on its behalf hereby represents and warrants that the information being provided by signing this Agreement is true and correct with respect to such corporation, partnership, trust, limited liability company or other entity, as the case may be.

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(k)   If Subscriber is purchasing the Units subscribed for hereby in a representative or fiduciary capacity, the representations and warranties contained herein (and in any other written statement or document delivered to the Company in connection herewith) shall be deemed to have been made on behalf of the person or persons for whom such Units are being purchased.

(l)     There is no requirement applicable to Subscriber to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of, any person or any governmental or regulatory authority as a condition to the lawful consummation by Subscriber of the purchase of Units pursuant to this Agreement, which has not already been obtained.

(m) Neither the execution and delivery of this Agreement by Subscriber nor the consummation of the transactions contemplated herein will (i) result in a default or constitute an event of default or a breach (or gives rise to any right of termination, cancellation or acceleration, or result in any lien, charge or encumbrance upon any property or assets of Subscriber) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, agreement, lease or other instrument or obligation to which Subscriber is a party or by which Subscriber or any of its properties or assets is bound, or (ii) violate any order, writ, injunction, decree, statute or regulation or any other restriction of any kind or character in the United States applicable to Subscriber or any of its properties or assets, which violation would have a material adverse effect on its business or operations.

(n)   Subscriber represents and warrants that no broker or finder was involved directly or indirectly in connection with Subscriber’s purchase of Units pursuant to this Agreement. Subscriber shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of Subscriber’s warranty contained in this Section 3(n) unless the Company has agreed in advance to payment to such finder or broker.

(o)   Subscriber acknowledges that none of the Disclosure Documents has been approved or disapproved by the Commission or any other Federal or state governmental agency or any national securities exchange. Neither the Commission nor any such agency or exchange of any jurisdiction has passed upon the accuracy or adequacy of any of the Disclosure Documents or the merits of an investment in the Units. Any representation to the contrary is a criminal offense.

(p)   All of the information provided by Subscriber in this Agreement is true and correct. Subscriber has been informed by the Company that the issuance of the Units pursuant to this Agreement is intended to be exempt under Section 4(2) of the Securities Act and/or Regulation D, and in particular, Rule 506, of the Commission promulgated under the Securities Act and applicable exemption under state securities laws, and Subscriber understands that such exemption is dependent upon the accuracy of the information contained in the Subscriber’s representations set forth in this Agreement. Subscriber represents and warrants that the address set forth on the signature page is Subscriber’s true and correct address, and understands that the Company will rely on Subscriber’s representations contained in this Agreement and the information furnished to the Company in connection with this subscription including in making filings under state securities or blue sky laws.

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(q)   Subscriber agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, counsel and employees and anyone acting on behalf of the Company from and against all damages, losses, costs and expenses (including reasonable attorneys’ fees) which they may incur by reason of any breach of the representations and warranties made by Subscriber in this Agreement, or in any document provided by Subscriber to the Company.

4.           (a) Subscriber acknowledges that in connection with the Units the Subscriber may have access to books and records of the Company and its affiliates (individually or collectively, for purposes of this Section 4, the “Company”) or other information of the Company or its business that is proprietary or otherwise confidential, the unauthorized disclosure or use of which could cause material harm to the Company’s business. Accordingly, Subscriber hereby agrees that Subscriber shall hold the Company’s Confidential Information (as hereafter defined) strictly confidential and will not make any use of or disclose, nor authorize or permit any third party to use or disclose, in whole or in part, any Confidential Information nor disclose any Confidential Information, in whole or in part, to any third party, except in connection with the enforcement of Subscriber’s rights under this Agreement and the transactions contemplated hereby. However, the Subscriber may furnish or otherwise disclose the Confidential Information to any professional adviser who needs to know such information for the purpose of assisting the Subscriber in the evaluation of any such rights or claims (the “Subscriber’s Agent”) provided that (i) each Subscriber’s Agent shall be informed by of the confidential nature of the Confidential Information, and (ii) the Subscriber shall be responsible for any breach of this Agreement by each Subscriber’s Agent.

(b) "Confidential Information" means any and all confidential and proprietary information or trade secrets of the Company, of any nature, whether written or oral and in any medium, relating directly or indirectly to the Company, its personnel, customers, suppliers and other third parties, which is not generally known or which the Company deems confidential, including, without limitation, supplier lists, distributor lists, customer lists, price lists, financial statements and other financial matters, business plans, market research and strategies, contracts, inventions, patents, patent applications, software, hardware, manufacturing and sale processes and any other proprietary processes, methods, research activities and/or know-how and similar items. However, "Confidential Information" shall not include any information which the Subscriber can demonstrate (i) is generally known outside the industry in which the Company operates at the time of disclosure, or that subsequently becomes generally known through no fault of the Subscriber; (ii) was already known to the Subscriber at the time of disclosure by the Company and which knowledge is supported by documentary evidence; or (iii) was independently developed by a Subscriber, without reliance on or reference to any Confidential Information disclosed by the Company and which independent development is supported by documentary evidence.

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(c) The Subscriber acknowledges that Subscriber’s covenants in this Section 4 are a material inducement to the Company to the acceptance by the Company of the Subscriber’s subscription to purchase Units. The Subscriber hereby agrees that the Subscriber’s breach or threatened breach of any of the provisions of this Section 4 shall cause immediate and irreparable harm to the Company, and, in such event, that the Company may obtain, without the posting of any bond, preliminary and permanent injunctions prohibiting the Subscriber from use or disclosure of the Confidential Information from any court of competent jurisdiction, in addition to and without limiting any other remedies available to the Company at law or in equity.

(d) The covenants and obligations of Subscriber contained in this Section 4 shall survive any termination of this Agreement and the payment of the Units or the termination of Subscriber’s ownership interest in the Company. Upon the Company’s request, the Subscriber shall return or destroy any copies of Confidential Information that Subscriber has in Subscriber’s possession or control, as well as any documents incorporating or describing such Confidential Information, and deliver to the Company a certification that such destruction or return has occurred.

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5. Except as otherwise specifically stated herein, all notices provided for in this Agreement shall be in writing signed by the party giving such notice, and sent by a nationally recognized overnight courier or sent by registered or certified mail (air mail if overseas), return receipt requested. Notices shall be deemed to have been given three days after mailing or one day after delivery to overnight courier. Notices shall be sent to the Company, _______________________ and to Subscriber at Subscriber’s address and facsimile number set forth on the signature page, or to such other address as any party shall designate in the manner provided in this Section 5.

6. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State without giving effect to New York’s choice of laws rules. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement, other than those seeking injunctive relief, shall be brought exclusively in any Federal or state court in the State of New York (but may be appealed to any court with appropriate jurisdiction), (ii) irrevocably submits to and accepts, with respect to his or its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts and (iii) agrees that any action against such party may be commenced by service of process by any method of notice set forth in this Agreement other than facsimile.

8. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

9. Neither this Agreement nor any of Subscriber’s rights hereunder may be transferred or otherwise assigned hereunder except with the prior written consent of the Company, which may be granted or withheld in its sole discretion.

10. This Agreement may be executed and delivered in two or more counterparts and by facsimile or electronic copy (pdf), each of which shall be deemed an original but all of which together shall constitute one and the same document.

11. The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Units.

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[SIGNATURE PAGE FOLLOWS]

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MARKETINGMOBILETEXT, INC.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

All subscription documents and subscription funds must be received by the Company no later than February 15, 2014, or such later date as determined by the Company and the Placement Agent. Please complete this Signature Page and return it to Brookville Capital Partners LLC, 384 RXR Plaza, Uniondale, New York 11556 (fax: 516-349-7393; email: lpalladino@brookvillecp.com) and wire the funds to the Escrow Agent in accordance with the subscription instructions on the second page of this booklet.

Subscriber Name - Please Print	Social Security / Tax I.D. Number

Address	Telephone Number

Address	Facsimile Number

________________________, 201_
Signature	Date

Title	E-mail

Please provide the following information if acquiring Units jointly with spouse as [check as applicable] (i) ___ joint tenants with right of survivorship; (ii) ___ tenants in common; (iii) or ___ community property:

Spouse’s Name - Please Print	Social Security / Tax I.D. Number

__________________, 201_
Signature	Date

PURCHASE PRICE OF UNITS SUBSCRIBED FOR: $                                              [Please write in the amount of your purchase. The amount must be a minimum of $15,000 unless the Company has authorized you to subscribe for a lesser amount, and must be in increments of $15,000.]

Subscriber represents that Subscriber is an accredited investor based on satisfying the tests set forth in the following paragraphs of Appendix A to this Agreement:                      [Please write in the applicable paragraph designation(s)]

Please wire funds to the Escrow Agent in accordance with the subscription instructions on the second page of this booklet.

* * * * * * * * * * * * * * * * * * *

(Below For Company Execution Only )

Amount of subscription accepted as of ____________________, 201_: $_____________________

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MARKETINGMOBILETEXT, INC.

By:
Anselm Bartholomew, President

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Appendix A - Accredited Investors

A Subscriber who meets any one of the following tests is an accredited investor:

(a) Subscriber is an individual who has a net worth, or joint net worth with Subscriber’s spouse, of at least $1,000,000. For these purposes, the term “net worth” means the excess of total assets over total liabilities; however, it excludes the fair market value of your primary residence unless the indebtedness exceeds the fair market value.

(b) Subscriber is an individual who had individual income of more than $200,000 (or $300,000 jointly with Subscriber’s spouse) for the past two years, and Subscriber has a reasonable expectation of having income of at least $200,000 (or $300,000 jointly with Subscriber’s spouse) for the current year.

(c) Subscriber is an executive officer of the Company.

(d) Subscriber is a bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

(e) Subscriber is a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934.

(f) Subscriber is an insurance company as defined in section 2(13) of the Securities Act.

(g) Subscriber is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act.

(h) Subscriber is a small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

(i) Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(j) Subscriber is a private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

(k) Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or Company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

(l) Subscriber is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Commission under the Securities Act.

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(m) Subscriber is an entity in which all of the equity owners are accredited investors (i.e., all of the equity owners meet one of the tests for an accredited investor).

If an individual investor qualifies as an accredited investor, such individual may purchase the Shares in the name of Subscriber’s individual retirement account (“IRA”).

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Exhibit C

IRS Form W-9

for submission of SSN/Taxpayer Identification Number

[ Attached. Instructions for the form may be found at:

http://www.irs.gov/pub/irs-pdf/fw9.pdf ]

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